Exhibit 99.1

SI Corporation

Consolidated Financial Statements

October 2, 2005, October 3, 2004, and

September 28, 2003

SI Corporation

(A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries)

Index

October 2, 2005 and October 3, 2004

Page(s)
Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-35

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

SI Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholder’s equity and cash flows present fairly, in all material respects, the financial position of SI Corporation (a wholly-owned subsidiary of SIND Holdings, Inc.) and subsidiaries at October 2, 2005 and October 3, 2004 and the results of their operations and their cash flows for each of the three fiscal years in the period ended October 2, 2005, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company has restated its consolidated financial statements for the year ended October 2, 2005.

As discussed in Note 8, effective October 1, 2002, the Company adopted Financial Accounting Standards Board (“FASB”) statement No. 142 “Goodwill and Other Intangible Assets.”

As discussed in Note 22, effective January 31, 2006, the Company sold all of the assets and liabilities related to continuing operations to Propex Fabrics Inc.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia December 16, 2005, except for Note 2 as to which the date is January 11, 2006, and except for Note 22 as to which the date is January 31, 2006

SI Corporation

(A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries)

Consolidated Balance Sheets

October 2, 2005 and October 3, 2004

(in thousands of dollars)	2005	2004
Assets
Current assets
Cash and cash equivalents	$14,504	$2,641
Accounts receivable, net	57,825	57,163
Inventory, net	31,531	47,823
Deferred income taxes	6,078	9,435
Other current assets	2,988	3,392
Current assets held for sale	19,218	—

Total current assets	132,144	120,454
Property, plant and equipment, net	91,245	208,458
Other intangible assets, net	10,530	8,296
Other assets	4,599	18,574
Long-term assets held for sale	119,450	—

	$357,968	$355,782

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	$14,487	$39,271
Accrued expenses	21,946	24,777
Accrued restructuring	1,566	1,170
Accrued workers’ compensation	3,700	2,180
Current maturities of long-term debt and capital leases	2,957	5,763
Current liabilities associated with assets held for sale	17,621	—

Total current liabilities	62,277	73,161

Long-term debt and capital lease obligations	249,677	237,975
Deferred income taxes	19,910	16,433
Other noncurrent liabilities	—	6,566
Long-term accrued restructuring	456	537
Long-term liabilities associated with assets held for sale	1,548	—
Commitments and contingencies (Notes 18 and 21)	—	—
Stockholders’ equity:
Common stock, $0.01 par value, authorized 1,000 shares, issued and outstanding 1,000	10	10
Additional paid-in-capital	270,048	271,515
Note receivable for common stock	(589)	(566)
Unearned stock compensation	(43)	(85)
Accumulated other comprehensive loss	(689)	(588)
Accumulated deficit	(244,637)	(249,176)

Total stockholders’ equity	24,100	21,110

	$357,968	$355,782

The accompanying notes are an integral part of these consolidated financial statements.

SI Corporation

(A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries)

Consolidated Statements of Operations

Years Ended October 2, 2005, October 3, 2004, and September 28, 2003

(in thousands of dollars)	2005	2004	2003
Net sales	$295,904	$267,950	$226,030
Cost of sales	212,570	196,841	172,519

Gross profit	83,334	71,109	53,511
Selling, general and administrative expenses	68,778	70,169	67,598
Asset impairment and restructuring	1,779	3,156	4,111
Amortization of intangibles	5,410	8,302	7,763

Operating income (loss)	7,367	(10,518)	(25,961)
Other expenses (income)
Interest expense	1,684	13,365	15,192
Interest income	(64)	(130)	(22)
Loss on debt extinguishment	3,054	—	—
Unrealized gain on interest rate swap	—	—	(3,049)

Income (loss) from continuing operations before income tax provision (benefit), discontinued operations, and cumulative effect of change in accounting principal	2,693	(23,753)	(38,082)
Income tax provision (benefit)	600	(9,525)	(16,186)

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	2,093	(14,228)	(21,896)
Income from discontinued operations, net of tax	2,446	12,208	8,998
Cumulative effect of change in accounting principle, net of tax	—	—	(210,130)

Net income (loss)	$4,539	$(2,020)	$(223,028)

The accompanying notes are an integral part of these consolidated financial statements.

SI CORPORATION

(A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries)

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended October 2, 2005, October 3, 2004, and September 28, 2003

(in thousands of dollars)	Common stock	Additional paid-in capital	Note receivable for common stock	Unearned stock compensation	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, September 30, 2002 (1,000 shares outstanding)	$10	$271,398	$(500)	$—	$(719)	$(24,128)	$246,061
Net loss	—	—	—	—	—	(223,028)	(223,028)
Translation adjustment	—	—	—	—	257	—	257

Comprehensive loss	—	—	—	—	—	—	(222,771)

Balance, September 28, 2003 (1,000 shares outstanding)	10	271,398	(500)	—	(462)	(247,156)	23,290
Net loss	—	—	—	—	—	(2,020)	(2,020)
Translation adjustment	—	—	—	—	(126)	—	(126)

Comprehensive loss	—	—	—	—	—	—	(2,146)
Unearned stock compensation	—	117	—	(85)	—	—	32
Notes receivable-interest	—	—	(66)	—	—	—	(66)

Balance, October 3, 2004 (1,000 shares outstanding)	10	271,515	(566)	(85)	(588)	(249,176)	21,110
Net income	—	—	—	—	—	4,539	4,539
Translation adjustment	—	—	—	—	(101)	—	(101)

Comprehensive loss	—	—	—	—	—	—	4,438

Dividend to Holdings	—	(1,467)	—	—	—	—	(1,467)
Unearned stock compensation	—	—	—	42	—	—	42
Note receivable-interest	—	—	(23)	—	—	—	(23)

Balance, October 2, 2005 (1,000 shares outstanding)	$10	$270,048	$(589)	$(43)	$(689)	$(244,637)	$24,100

The accompanying notes are an integral part of these consolidated financial statements.

SI Corporation

(A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries)

Consolidated Statements of Cash Flows

Years Ended October 2, 2005, October 3, 2004, and September 28, 2003

(in thousands of dollars)	2005	2004	2003
Cash flows from operating activities

Net income (loss)	$4,539	$(2,020)	$(223,028)
Adjustments to reconcile net income (loss) to net cash from operating activities
Cumulative effect of change in accounting principle	—	—	210,130
Gain on interest rate swap	—	—	(3,049)
Depreciation and amortization	32,061	34,663	35,773
Loss on debt extinguishment	2,680	—	—
Loss on disposal of long-lived assets	1,527	448	116
Unearned stock compensation amortization	42	32	—
Loss on supplemental savings plan	—	164	266
Deferred income taxes	1,982	(2,243)	(9,453)
Provision for bad debts	(349)	(48)	(306)
Provision for inventory obsolescence	28	(1,318)	1,134
Provision for spare parts	(448)	(708)	(406)
Net changes in operating assets and liabilities
Accounts receivable	(313)	323	(6,623)
Inventory	(2,351)	2,878	(1,556)
Other assets	(477)	5,353	5,388
Accounts payable	(9,130)	15,025	(6,269)
Accrued expenses and other current liabilities	1,497	7,402	(3,861)

Net cash provided by (used in) operating activities	31,288	59,951	(1,744)

Cash flows from investing activities

Proceeds from sale of property, plant and equipment	17	1,997	281
Additions to property, plant and equipment	(18,428)	(10,398)	(12,026)
Additions to software costs	(390)	(798)	(6,902)

Net cash provided by (used in) investing activities	(18,801)	(9,199)	(18,647)

Cash flows from financing activities

Payments of financing costs	(7,555)	(2,505)	—
Deferred compensation paid	(5,018)	—	—
Proceeds from Company-owned life insurance	3,202	—	—
Net increase (decrease) in revolver	(500)	(27,500)	28,000
Principal payments on long-term debt	(236,771)	(15,149)	(5,900)
Proceeds from issuance of long-term debt	253,850	—	8,464
Repayments under capital lease obligations	(7,731)	(5,254)	(13,234)

Net cash provided by (used in) financing activities	(523)	(50,408)	17,330

Effect of exchange rate changes on cash	(101)	(126)	257

Net increase (decrease) in cash	11,863	218	(2,804)
Cash at beginning of year	2,641	2,423	5,227

Cash at end of year	$14,504	$2,641	$2,423

Supplemental cash flow information

Cash paid for interest	$15,828	$17,549	$19,338
Cash proceeds from income taxes	287	29	1,128
Capital lease obligations for property, plant and equipment	—	—	30,718

The accompanying notes are an integral part of these consolidated financial statements.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

1.	Organization

Presentation and Nature of Business

SI Corporation and its subsidiary (the “Company”), a Delaware corporation, manufactures and markets a wide range of polypropylene-based materials designed for support, strength and stabilization applications. The Company sells predominately in the North American and European markets to the floor coverings industry; the home furnishings, automotive and water filtrations industries; and the construction industry.

The Company operates a wholly owned subsidiary under the name of Synthetic Industries Europe, Ltd. (the “Subsidiary”). Effective October 1, 2002, the Company changed from a fiscal year ending on September 30, to a 52/53-week fiscal year ending on the Sunday closest to September 30. Accordingly, each quarter consists of a 5-week period, followed by two 4-week periods. This change did not have a material impact on the Company’s financial position, results of operations or cash flows. The fiscal year ended October 2, 2005 had 52 weeks, the fiscal year ended October 3, 2004 had 53 weeks, and the fiscal year ended September 28, 2003 had 52 weeks.

The Acquisition

On December 14, 1999, SIND Holdings, Inc. (“Holdings”) acquired 100% of the outstanding common stock of the Company (the “Acquisition”). Also on December 14, 1999, the Company consummated an offer to purchase all of its outstanding 9 1/4% Senior Subordinated Notes due 2007. Holdings was formed to consummate the Acquisition on behalf of affiliates of Investcorp SA, management and certain other investors. Holdings’ sole asset is its investment in the Company.

Discontinued Operations

On October 14, 2005, Holdings consummated the sale of its woven carpet backing business. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the assets, the liabilities and results of operations associated with the woven carpet backing business have been separately presented in the accompanying financial statements as assets held for sale and discontinued operations as more fully described in Note 19.

2.	Restatement

Pursuant to EITF 87-24, “Allocation of Interest to Discontinued Operations,” interest expense should be allocated to discontinued operations based upon outstanding debt that is required to be repaid in conjunction with the disposal transaction. As more fully described in Note 19, the sales agreement for the woven carpet backing business required the Company to repay substantially all existing debt on or before the date of the sale transaction. Subsequent to issuance of the 2005 financial statements the Company determined that all such interest expense was not allocated to the discontinued operations as the Company did not include interest on debt that was “modified,” rather than “extinguished” for financial reporting purposes as a result of the December 9, 2004 refinancing transactions described in Note 11. Accordingly, the Company’s 2005 financial statements have been restated to correctly present interest expense allocated to continuing and discontinued operations. This restatement increased income from continuing operations, net of tax by $818, decreased income from discontinued operations, net of tax $818 and had no effect on previously reported net income.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The effect of the restatement is as follows:

	For the year ended October 2, 2005
	As Previously Reported	As Restated
Consolidated statement of operations
Interest expense	$3,016	$1,684
Income from continuing operations before income tax provision and discontinued operations	1,361	2,693
Income tax provision	86	600
Income from continuing operations	1,275	2,093
Income from discontinued operations, net of tax	3,264	2,446
Net income	$4,539	$4,539

The restatement had no effect on the previously reported balance sheet or cash flow amounts.

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Cash and Cash Equivalents

Cash and highly liquid investments with original maturities of three months or less when purchased are reported as cash equivalents.

Accounts Receivable

Substantially all of the Company’s accounts receivable are from manufacturers in the flooring and construction industries. The Company grants credit to customers, which are primarily located in North America. Quarterly, the Company performs credit evaluations of its customers and provides for expected claims and doubtful accounts based upon historical bad debt and claims experience. Accounts receivable from one customer was approximately 25.2% and 23.2% of total accounts receivable for fiscal years 2005 and 2004, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method, (“FIFO”).

Property, Plant and Equipment

Property, plant and equipment is stated at cost, including capitalized interest, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives, which are 10 years for land improvements, 25 years for buildings and improvements, 14 years for machinery and equipment, 7 years for furniture and fixtures and 3 to 5 years for computers.

Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease. Expenses for repairs, maintenance and renewals are charged to operations as incurred. Expenditures that extend an asset’s useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization is removed from the accounts and any gain or loss is included in the results of operations.

The Company capitalizes interest for significant construction projects. Such interest is included in the cost of property, plant and equipment accounts and amortized over the estimated lives of the related assets. Capitalized interest was $625, $417 and $244 for fiscal years 2005, 2004 and 2003 respectively.

Goodwill and Other Intangible Assets

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as a purchase. The provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) were adopted on October 1, 2002, as more fully described in Note 8. The provisions prohibit the amortization of goodwill and indefinite-lived intangible assets and require that these assets be tested periodically for impairment at least annually.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets and intangibles subject to amortization are reviewed for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the carrying amount of the asset exceeds the expected undiscounted cash flows of the asset, an impairment charge is recognized equal to the amount by which the carrying amount exceeds the fair value of such assets.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Intangible assets consist primarily of a Fibermesh® trademark and patents on civil engineering products, which are amortized on a straight-line basis over 40 and 15 years, respectively.

Deferred Financing Costs

Deferred financing costs are amortized using the straight-line method over corresponding periods of the related debt. The straight-line method approximates the effective interest method.

Management Fees from Acquisition

On January 1, 2000, the Company agreed to pay an annual management fee of $1,500 over a five-year term to Investcorp, SA. Management fees are paid in at the beginning of each calendar year and amortized over a 12 month period.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity during a period except those resulting from investments by and distributions to stockholders. Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” requires reporting certain transactions that result in a change in stockholders’ equity to be included in other comprehensive income and displayed as a separate component in the consolidated statements of changes in stockholders’ equity. Other comprehensive income consists of foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenue from product sales when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured. Shipping terms are FOB shipping point.

Research and Development Costs

The Company engages in product design, development and performance validation to improve existing products and to create new products. Research and development costs are expensed as incurred and included in selling, general and administrative expenses. Research and development costs were $3,572, $3,802, and $2,924 for fiscal years 2005, 2004 and 2003, respectively.

Foreign Currency Translation

The Subsidiary uses the Eurodollar as the functional currency. The assets and liabilities of the foreign subsidiary are translated into the U.S. dollar using the current exchange rate in effect at the balance sheet date. The results of operations are translated into the U.S. dollar using an average exchange rate during the period. Unrealized gains or losses resulting from translating foreign currency financial statements are accumulated in the other comprehensive income account in stockholders’ equity. Foreign currency transaction gains and losses are included in results of operations. Foreign currency realized and unrealized gains and losses for the years presented were not material.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Income Taxes

The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years when differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities will be reversed. The effect on deferred taxes of a change in tax rates is recognized in the statement of operations for the period that includes the enactment date. Valuation allowances against deferred tax assets are recorded when management concludes that it is more likely than not that such deferred tax assets will not be realized.

Shipping and Handling Costs

The costs associated with shipping and handling are included as a component of the cost of goods sold. Shipping and handling costs charged to customers are included as a component of sales.

Software Development Costs

In accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalizes certain computer software project costs incurred during the application development stage. These costs include external direct costs of materials and services consumed in developing internal-use software, payroll costs for employees who are directly associated with the internal-use computer software development project and interest costs incurred during development. Such costs are included in other assets in the consolidated balance sheet, and are amortized, on a straight-line basis, over a period of three years.

Derivative Instruments

Derivative instruments consisted of interest rate caps and interest rate swaps, which were used to manage the risk of variability in cash flows associated with certain floating-rate debt. In accordance with the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, these derivative instruments were marked to fair value through earnings in Other Expenses in the accompanying Consolidated Statements of Operations. The Company does not enter into speculative transactions, nor does it hold or issue financial instruments for trading purposes.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosure About Fair Value of Financial Instruments,” requires certain disclosures of financial instruments, for assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. Cash, accounts receivable, accounts payable and accrued expenses are reflected in the consolidated financial statements at cost, which approximates fair value, because of the short-term maturity of these instruments. The Company considers the carrying amount of the Revolver and Term Loan, which bear interest at a variable rate, to approximate fair value due to quarterly re-pricing to market.

Stock-Based Compensation

The Company is a wholly-owned subsidiary of Holdings and the Company’s 2003 plan reserved 111,111 shares of Holdings common stock for award to key employees or outside directors. The Company has elected to account for its stock-based compensation with

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

employees under the intrinsic value method as set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under the intrinsic value method, because the stock price of the Company’s employee stock options was equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense was recognized. The proforma results of operations to recognize compensation expense based on the fair value of the options at the grant date as prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) would have been as follows:

	2005	2004	2003
Net income (loss) as reported	$4,539	$(2,020)	$(223,028)
Stock based compensation expense	8	13	52

Pro forma net income (loss)	$4,531	$(2,033)	$(223,080)

The fair value of the 2003 options granted using the Black-Scholes pricing model was $14.48. No stock options were granted in fiscal years 2005 and 2004.

The fair values for the period and year presented were determined using a Black-Scholes option pricing model with the following weighted average assumptions:

2003
Dividend yield	None
Volatility	0%
Risk-free interest rate	3.5%
Expected life	7 years

Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”) to prescribe the related accounting and disclosures. The provisions of SFAS No. 154 are effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. The Company will adopt this pronouncement on October 1, 2006.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143.” (“FIN No. 47”) This statement clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred, if the liability’s fair value can be reasonably estimated. The Provisions of FIN No. 47 are effective no later than December 31, 2005. The Company does not currently have any conditional asset retirement obligations.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

In December 2004, the FASB issued Statement of Financial Accounting No. 123 (revised 2004), “Share-Based Payment,” which is known as SFAS No. 123(R) and replaces SFAS No. 123, as amended by Statement of Financial Accounting No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123.” Among other things, SFAS No. 123(R) eliminates the alternative to use the intrinsic value method of accounting for stock-based compensation. SFAS No. 123(R) requires entities to recognize compensation expense for awards of equity instruments to employees based on the grant-date fair value of the awards. On March 29, 2005, the SEC issued Staff Accounting Bulletin No. 107, providing the SEC Staff’s view regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations, and the valuation of share-based payment arrangements. On April 15, 2005, the SEC amended Rule 4-01(a) of Regulation S-X, extending the effective date of SFAS No. 123(R) to the first annual reporting period of the registrant’s first fiscal year beginning on or after June 15, 2005.

The adoption of SFAS No. 123(R) will have no effect on the Company due to the sale of the woven carpet backing business as more fully described in Note 19. All exercisable options were exercised and shares were issued as part of the transaction. Upon completion of the transaction all remaining options were cancelled.

In December 2004, the FASB also issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29” (“SFAS No. 153”). The guidance in APB Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets which should be based on the recorded amount of assets exchanged. SFAS No. 153 eliminates the foregoing narrow exception and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the Company are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges consummated in fiscal periods beginning after June 15, 2005. The Company adopted this pronouncement on July 1, 2005 and there is no effect for the fiscal year 2005.

4.	Accounts Receivable

The Company grants uncollateralized trade terms to substantially all U.S. customers. Accounts receivable are presented net of the allowance for doubtful accounts of $730 and $1,078 at October 2, 2005 and October 3, 2004. The Company had net amounts written off against established allowances of $162, $535, and $161 for fiscal years 2005, 2004, and 2003, respectively.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

5.	Inventory

	2005	2004
Finished goods	$26,814	$35,477
Work in process	2,589	5,446
Raw materials	2,128	6,900

	$31,531	$47,823

Inventory obsolescence allowance on finished goods was $1,490 and $1,610 for fiscal years 2005 and 2004, respectively.

6.	Other Current Assets

	2005	2004
Management fees	$375	$302
Prepaid insurance	996	1,273
Prepaid inventory purchase	559	1,464
Supplemental savings plan	918	—
Other	140	353

	$2,988	$3,392

7.	Property, Plant and Equipment

	2005	2004
Land and improvements	$2,303	$4,289
Buildings and improvements	29,184	61,511
Machinery and equipment	114,610	247,598
Capital projects in progress	632	9,952

	146,729	323,350
Accumulated depreciation	(55,484)	(114,892)

	$91,245	$208,458

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Depreciation expense on property, plant and equipment was $24,973, $23,700 and $25,148 in fiscal years 2005, 2004, and 2003, respectively.

8.	Goodwill

Goodwill represents the excess of purchase price over the fair market value of identifiable net assets at the December 14, 1999 acquisition date. In fiscal year 2003 the Company adopted SFAS No. 142. SFAS No. 142 provides that goodwill is no longer amortized and the value of an identifiable intangible asset must be amortized over its useful life, unless the asset is determined to have an indefinite useful life. The goodwill was $244,338 with an accumulated amortization of $34,208 at the date of adoption of SFAS No. 142.

The Company’s 2003 financial statements reflect the cumulative effect of the change in accounting principle for the October 1, 2002 adoption of SFAS No. 142. The Company assessed its transitional goodwill impairment test using valuations that considered expected future earnings and earnings multiples for each reporting unit. The test showed a total impairment of goodwill of all reporting units. The write-off of the entire goodwill balance of $210,130 was recorded upon the adoption of SFAS No. 142.

9.	Other Intangibles

	2005			2004
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Deferred financing costs	$12,100	$1,851	$10,249	$27,614	$19,613	$8,001
Trademarks and patents	723	442	281	723	428	295

	$12,823	$2,293	$10,530	$28,337	$20,041	$8,296

Amortization of trademarks and patents was $15, $24, and $109 for fiscal years 2005, 2004, and 2003, respectively. Amortization of deferred financing costs was $3,054, $2,666, and $2,873 for fiscal years 2005, 2004, and 2003, respectively. As more fully described in Note 11, certain debt was retired in connection with the sale of the woven carpet backing business on October 14, 2005. Accordingly, the Company wrote-off the remaining unamortized deferred financing costs associated with that debt subsequent to year-end.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

10.	Other Assets

	2005			2004
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Software development costs	$37,775	$35,383	$2,392	$37,385	$30,430	$6,955
Supplemental savings plan and other long-term assets	—	—	—	4,278	75	4,203
Deposits	51	—	51	539	—	539
Machinery and equipment spare parts	2,156	—	2,156	6,877	—	6,877

	$39,982	$35,383	$4,599	$49,079	$30,505	$18,574

Amortization of software development costs was $4,953, $8,277, and $7,654 for fiscal years 2005, 2004, and 2003, respectively.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

11.	Long-Term Debt

	2005	2004
Credit facility, due December 14, 2005
Revolver	$—	$500
Term loan A	—	6,000
Term loan B	167,236	194,375
CIT facility, due December 14, 2005	—	30,633
Senior Secured Floating Rate Notes, due December 9, 2011	79,648	—
GE collateralized debt	5,750	—
Capital leases (Note 18)	—	12,230

	252,634	243,738
Less current maturities
Term loan	1,685	1,264
GE collateralized debt	1,272	4,499

	2,957	5,763

	$249,677	$237,975

The Amended and Restated Credit Agreement and the Senior Secured Floating rate notes were retired subsequent to October 2, 2005 as part of its woven carpet backing business as more fully described in Note 19.

Refinancing Transactions

On December 9, 2004, the Company replaced its $296.1 million credit facility and $50 million CIT Facility, which were scheduled to mature on December 14, 2005 with an Amended and Restated Credit Agreement (“Credit Facility”) and $80 million Senior Secured Floating rate notes due 2011 (“the Notes”). The Credit Facility is comprised of a $168.5 million Term Loan and a Revolver of up to $51.5 million with terms of five years. Interest accrues at a rate equal to LIBOR plus rates ranging from 4% to 5.25% adjusted to market quarterly. Holdings has provided a full, unconditional, joint and several guarantee of the Credit Facility. Borrowings under the Credit Facility are collateralized by a first priority lien on substantially all of the assets of the Company.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The Amended and Restated Credit Agreement also includes, among other things: (i) capital expenditure limitations, subject to certain carryover provisions, of $25 million for fiscal years 2005 through 2009; (ii) covenants restricting debt, liens, dividends, asset sales, guarantees of obligations, investments and advances to Company employees and vendors; (iii) a mandatory prepayment of available cash on hand in excess of $15.0 million to pay the Revolving Credit Loans to the extent outstanding; and (iv) compliance with specifically defined financial ratios.

In connection with the Amended and Restated Credit Agreement, the Company paid financing fees of $5,611 that are being deferred and amortized over the remaining maturity of the Revolver and Term Loan.

The Notes were issued at 96.825%, net of $0.4 discount and fees of $2.1 million, with an interest rate of LIBOR plus 8.25%, adjusted quarterly. The Company received net proceeds of $77.5 million. Interest payments on the Notes are due semiannually on June 15 and December 15. SIND Holdings has provided a full, unconditional, joint and several guarantee of the Notes. Borrowings under the Notes are collateralized by a second priority lien for substantially all of the assets of the Company.

In September 2005, the Company signed a four-year note to General Electric Capital Corporation for $5,750 at 7.97% payable monthly and collateralized by manufacturing equipment. The proceeds of the note were used to payoff the General Electric Corporation capital lease.

At fiscal year end 2005 the Revolver had prime interest rate of 10.25% with no balance drawn against the facility and the Term Loan B and Senior Secured Floating Rate Notes had interest rates of 7.49% and 11.87%, respectively.

Available borrowings, net of outstanding letters of credit of $3,200 at October 2, 2005 under the $51,500 revolver were $48,300.

CIT Facility

The CIT Facility provided for borrowings of up to $50,000 and matured on December 14, 2005. In addition, a commitment fee of 0.50% per annum was charged on the daily average unused portion of the CIT Facility. The CIT Facility bore interest, at the Company’s option, based on either prime or LIBOR rates of interest (plus applicable margins determined by the Company’s leverage ratio). The interest rate was adjusted quarterly as determined by the Company’s leverage ratio. The CIT Facility had an interest rate of 4.73% for fiscal year ended 2004.

Derivative Instruments

On January 21, 2005, the Company entered into two interest rate cap agreements with notional amounts of $100 million and $50 million. The caps served to limit the Company’s interest costs on a portion of the outstanding Term loan balance to a maximum LIBOR rate of 4.5% and 5.5%, respectively. Net amounts received and paid related to the cap agreements were recorded into interest expense. On September 15, 2005, the Company terminated the cap agreements in anticipation of the debt retirement, which occurred subsequent to year-end as a result of the sale of the woven back carpet business as more fully described in Note 19.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

On January 10, 2000, the Company entered into an interest rate swap agreement (the “Swap Agreement”) with a commercial bank in order to fix the interest rate on a portion of the Term Loan B borrowings. The Swap Agreement interest rate was at a fixed rate of interest of 6.55% on a notional amount of $125,000 of borrowings through its expiration on January 14, 2003. Net amounts received and paid related to the Swap Agreement were recorded to interest expense.

Fair Value

At October 2, 2005 and October 3, 2004, the Credit Facility and the Notes approximate the fair market value of the debt instruments. The Company considers the carrying value of the collateralized debt obligation to approximate fair value based upon the terms of repayment and interest rates. The Company considers the carrying amount of the Revolver, Notes, and Term Loan, which bear interest at a variable rate, to approximate fair value due to quarterly re-pricing to market.

12.	Income Taxes

Earnings from continuing operations were taxed under the following jurisdictions:

	2005	2004	2003
United States	$1,363	$(25,091)	$(39,429)
Foreign	1,330	1,338	1,347

Earnings (loss) before income taxes	$2,693	$(23,753)	$(38,082)

The (benefit) provision for income taxes on income (loss) from continuing operations consists of the following:

	2005	2004	2003
Current
Federal	$—	$—	$—
State	—	—	—
Foreign	407	405	43

	407	405	43
Deferred
Federal	(398)	(10,688)	(16,168)
State	591	758	(61)

	193	(9,930)	(16,229)

Total	$600	$(9,525)	$(16,186)

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to earnings from continuing operations as a result of the following differences:

	2005	2004	2003
Amount computed at statutory rate	$943	$(8,314)	$(13,329)
State and local taxes less applicable federal income tax benefit, net	98	(865)	(1,920)
Permanent differences	(170)	8	(429)
UK/US tax difference	(107)	(113)	(477)
Other, net	(164)	(241)	(31)

	$600	$(9,525)	$(16,186)

Permanent items consist primarily of nondeductible portion of meals and entertainment and nontaxable increases of insurance cash surrender value to insurance policies. The tax effects of significant items comprising the Company’s net deferred tax assets and liabilities are as follows:

	2005	2004
Current deferred tax assets:
Accounts receivable	$279	$417
Inventory	719	683
Accrued expenses	5,080	8,335

Total current deferred tax assets	6,078	9,435

Noncurrent deferred tax assets:
State income tax loss carryforward	—	4,435
Federal income tax loss carryforward	—	17,748
State tax credit carryforward	—	3,452
Research and development	—	732
Other	—	64

Total noncurrent deferred tax assets	—	26,431

Noncurrent deferred tax liabilities:
Property, plant and equipment	19,829	37,414
Trademarks and patents	81	99
Other	—	(1)

Total deferred tax liabilities	19,910	37,512

Total net noncurrent deferred tax liability before valuation allowance	19,910	11,081
Valuation allowance	—	5,352

Net noncurrent deferred tax liability	$19,910	$16,433

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The Company had federal net operating loss carryforwards of $50,711 for fiscal year 2004, state net operating loss carryforwards of $116,350, and state income tax credit carryforwards of $3,452 that are available to reduce future federal and state income taxes, respectively. The federal and state net operating loss carryforwards expire through 2024 and the state income tax credit expires between 2007 and 2010. The Company believed it was more likely than not that it would not realize the full benefit of the state loss and credit carryforwards and provided a valuation allowance of $5,352 ($1,900 state income tax loss and $3,452 state credit) against that portion of the deferred tax assets that exceed future tax liabilities associated with reversing temporary differences as of October 3, 2004.

As more fully described in Note 19, the Company’s federal and state income taxes were included in discontinued operations, thus the Company has no carryforwards available to reduce federal and state income taxes in the fiscal year 2005.

Deferred tax assets and liabilities associated with assets held for sale, including income tax loss and credit carryforwards are included in Note 19 of the consolidated financial statements.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

13.	Other Noncurrent Liabilities

	2005	2004
Deferred compensation	$—	$5,018
Other	—	1,548

	$—	$6,566

14.	Retirement Programs

For U.S. employees, the Company maintains a retirement plan (the “Plan”) which is qualified under Section 401(k) of the Internal Revenue Code. All full-time employees over the age of 21 who have been employed continuously for at least one year are eligible for participation in the Plan. The Company may, but has not elected to, contribute a portion of its profits to the Plan, as determined by the Board of Directors. Employer contributions vest ratably over 5 years. The Company has elected to match employee contributions to the Plan on a 50% basis but not to exceed 6% of the employee’s annual compensation. The Company contributed $1,275 for fiscal 2005, $1,016 for fiscal 2004, and $1,104 for fiscal 2003. The Plan provides for the Company to pay the administrative expenses.

15.	Deferred Compensation Plan

The Company also maintains the SI Corporation Supplemental Savings Plan, as amended ( the “SSP”), a non-qualified plan is designed to provide highly compensated employees, as defined by the Internal Revenue Service, the opportunity to defer up to 100% of their total annual compensation. Company matching of deferred amounts is on a 50% basis but not to exceed 6% of the employees’ annual compensation less amounts contributed by the Company under the Retirement Plan (Note 14). Vesting under the SSP is based upon years of service. Investments, consisting of life insurance contracts, which are held in a Rabbi Trust, were purchased to fund the Company’s portion of the SSP. The SSP charge to expense was $275, $222 and $266 for fiscal years 2005, 2004 and 2003, respectively.

On September 12, 2005, the Company terminated the SSP plan under the provisions of the Plan. On September 30, 2005, all of the participants’ deferrals were distributed.

16.	Stock Compensation Plan

All of the Company’s issued and outstanding capital stock is owned by Holdings. Holdings has outstanding Class A Stock, Class B Stock, Class C Stock and Class D Stock. The Class B Stock and Class D Stock, par value $0.01 per share, are the only classes of Holdings’ capital stock with shares outstanding that have the power to vote. The Class B Stock possesses the right to one vote per share. There are 170,084.75 shares of Class B Stock outstanding. The Class D Stock possesses the right to 407.84 votes per share. There are 2,000 shares of Class D Stock outstanding.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Common Stock: In connection with the Acquisition, Holdings authorized 1,650,000 shares of $0.01 par value Common Stock. As of September 28, 2003, Holdings had not issued any shares of Common Stock.

The Company currently has a Non-qualified Stock Option Plan (the “Plan”). Holdings adopted the Plan as part of the Debt Restructuring on March 1, 2002. The Plan was adopted in order to provide incentives to employees and directors of Holdings and the Company by granting awards tied to the stock of Holdings. The Plan is administered by a committee of the Board of Directors of Holdings (the “Compensation Committee”). Options granted under the Plan may be options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to so qualify. An award granted under the Plan to an employee may include a provision terminating the award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, including, at the discretion of the Compensation Committee, any change of control of Holdings.

The options awarded under the Plan vest over a period of up to seven years and vesting may be accelerated based on the following: (i) meeting or exceeding performance targets based on the Company’s earnings before interest, depreciation, taxes and amortization, (ii) an initial public offering, or (iii) the sale of the Company. Upon the termination of an optionee’s employment, Holdings has certain rights to repurchase, and the optionee has certain rights to require an affiliate of Investcorp to repurchase (subject to the right, granted to Holdings, to repurchase such shares instead of the Investcorp affiliate), the Common Stock purchased by the optionee pursuant to the exercise of his option(s).

Holdings adopted the Plan and granted 93,270 shares of Class C common stock options and restricted shares. Upon adoption of the Plan, Holdings had 136,364 shares of Class C common stock available to grant.

Stock option transactions during fiscal year 2005 under the Plan is summarized as follows:

	Options Granted	Options Available for Grant	Price	Weighted Average Price
Balance at September 28, 2003	93,270	17,841	$67.16	$67.16
Options cancelled	(5,025)	5,025	67.16	67.16
Options exercised	—	—	—	—
Options granted	—	—	—	—

Balance at October 3, 2004	88,245	22,866	67.16	67.16
Options cancelled	—	—	—	—
Options exercised	—	—	—	—
Options granted	—	—	—	—

Balance at October 2, 2005	88,245	22,866	$67.16	$67.16

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The purchase price of the shares of Common Stock subject to options under the Plan shall be the fair market value of the Common Stock as determined by the Compensation Committee. The maximum term of an option may not exceed seven years from the date of grant.

For options outstanding and exercisable at October 2, 2005, the exercise price ranges and average remaining lives were:

	Options Outstanding		Options Exercisable
Exercise Prices	Options Outstanding 2005	Weighted Average Remaining Contractual Life	Average Exercise Price	Options Outstanding 2005	Average Exercise Price
$67.16	88,245	7.0	$ 67.16	18,690	$ 67.16

As part of the sale of the woven carpet backing business as more fully described in Note 19, the Board of Directors deemed the acceleration criteria for 2005 as achieved and the portion of the stock options as vested. All exercisable options were exercised and shares were issued as part of the transaction. Upon the completion of the transaction, all remaining stock options were cancelled.

Restricted Stock Plan

On March 1, 2002, Holdings adopted a Restricted Stock Unit Plan (the “RSP”). The RSP was amended on August 4, 2003.

Under the amended RSP, shares of restricted stock may be awarded to management based upon the recommendation of the CEO in consultation with the Board of Directors. The shares vest over a period of three years or upon the occurrence of certain defined liquidity events. The awards will expire upon the occurrence of defined other events, such as termination of employment.

As of October 2, 2005, 16,667 shares of Holdings common stock have been awarded under the RSP. The restricted stock awards have been recorded by the Company at fair value as additional paid-in capital, with an offsetting debit to unearned stock compensation within stockholders’ equity. The unearned stock compensation is being ratably charged to expense over the related vesting period.

As part of the sale of the woven carpet backing business as more fully described in Note 19, the Board of Directors deemed the unearned portion of the restricted stock as earned and the restricted stockholders participated in the distribution of net proceeds from the sale.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

17.	Restructuring and Asset Impairment

The following table summarizes the activity related to the liability for fiscal 2005 and 2004:

	Employee Severance	Contracts	Site Relocation	Total
Balance at September 28, 2003	3,096	270	—	3,366
Provision	962	754	1,440	3,156
Payments	(3,675)	(165)	(975)	(4,815)

Balance at October 3, 2004	383	859	465	1,707
Provision	1,859	305	527	2,691
Payments	(1,056)	(750)	(570)	(2,376)

Balance at October 2, 2005	$1,186	$414	$422	$2,022

In fiscal year 2005, the Company closed its Genesee manufacturing facility, and announced the October 14, 2005 sale of its woven carpet backing business more fully described in Note 19. As a result, the Company recorded a pretax restructuring expense of $2,691 of which $912 in severance expense was associated with discontinued operations. The Company will pay the accrued employee severance of $1,186 in fiscal 2006. The Company will pay site relocation of $255, $44, $42, $41, and $40 for fiscal years 2006, 2007, 2008, 2009, and 2010, respectively. The Company will pay contracts of $125, $80, $75, $70, and $64 in fiscal years 2006, 2007, 2008, 2009, and 2010, respectively.

In fiscal year 2004, the Company exited its agricultural business in line with the strategic repositioning of its operations and to rationalize the size of a production facility. As a result, the Company recorded a charge of $962 related to severance, $754 related to contracts and $1,440 related to site relocation.

18.	Leases

On December 16, 2002, the Company acquired machinery and equipment previously leased under operating leases by entering into a capital lease with General Electric Capital Corporation. The capital lease has a 60-month term with monthly payments ranging from $693 in the first year to $241 in the final year and an interest rate of 7.99%. At October 3, 2004 the accumulated amortization of the capital leases was $18,488. During fiscal 2005 the Company repaid its obligation under the capital lease.

The Company leases certain factory, warehouse and office space and certain machinery and equipment under operating leases expiring through 2011 with renewal options from 5 to 10 years. Total rental expense for the operating leases for fiscal year 2005, 2004, and 2003 was $4,797, $5,922, and $4,116, respectively.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Future minimum lease payments under non-cancelable lease obligations at October 2, 2005 are as follows:

Operating Lease
Fiscal Year
2006	$2,640
2007	1,898
2008	1,623
2009	440
2010	192
2011 and thereafter	23

Total minimum lease payments	$6,816

19.	Discontinued Operations

On October 14, 2005, the Company sold its woven carpet backing business for approximately $400,000 cash. The proceeds from the sale were used to repay long-term debt of $260,010, pay fees and expenses associated with the transaction of $8,993, which includes a payment to Investcorp, SA for $5,385, and provide a pro-rata distribution of net proceeds of $119,934 to the SIND Holdings shareholders. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the assets and liabilities associated with the woven carpet backing business have been separately presented in the accompanying 2005 balance sheet. Discontinued operations in the consolidated statements of operations reflect the results of operations of the woven carpet backing business. Interest expense was allocated to the discontinued operations based upon; (i) outstanding debt totaling $246,884 that was required to be repaid in connection with the disposal transaction and (ii) for periods prior to December 9, 2004, $94,466, of previously existing debt that was modified for financial reporting purposes as a result of the December 2004 refinancing transaction as described in Notes 2 and 11. The Company allocated to discontinued operations the loss of $535 recognized in fiscal 2005 due to the termination of the interest rate cap agreements associated with the debt. For financial reporting purposes the Company ceased depreciation of the woven carpet backing business fixed assets on August 12, 2005, the date the purchase agreement was entered into and the assets considered “held for sale”. The impact of the cessation was a reduction in depreciation expense of $1,457. In conjunction with the sale, the Company sold certain patents and equipment related to its internally developed looming technology. Under terms of the agreement, the purchaser has the right to return the related patents and equipment to the Company in exchange for a reduction in the original transaction price of $9,000. Further, in connection with the sale, the Board of Directors approved the

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

forgiveness of the loan made by SI Corporation to the CEO of the Company. At October 2, 2005, the loan approximated $589, which was inclusive of accrued interest of approximately $89.

The operating results for the discontinued operations of the woven carpet backing business are as follows:

	2005	2004	2003
Net sales	$201,619	$181,348	$167,215
Operating profit	30,728	30,536	26,804
Interest expense	8,142	8,142	8,142
Allocated interest expense (restated for 2005)	22,335	6,419	7,163
Income from discontinued operations before income tax provision (restated for 2005)	3,987	19,895	14,665
Income tax provision on discontinued operations (restated for 2005)	1,541	7,687	5,667
Income from discontinued operations, net of tax (restated for 2005)	$2,446	$12,208	$8,998

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The following assets and liabilities are presented in the accompanying consolidated balance sheet as held for sale at October 2, 2005:

Current assets held for sale:
Inventory, net	$18,615
Deferred tax asset	603

$19,218

Long-term assets held for sale:
Property, plant and equipment, net	$110,579
Non-current deferred tax asset	4,249
Other assets	4,622

$119,450

Current liabilities associated with assets held for sale:
Trade accounts payable	$15,654
Accrued other	1,967

$17,621

Long-term liabilities associated with assets held for sale:
Other non-current liabilities	$1,548

20.	Business Segment Information

The Company manufacturers and markets synthetic fabrics and fibers that provide support, strength and stabilization solutions to the furnishings and construction materials markets with operating facilities in both the United States and the United Kingdom. The results of its operations are reported in five reporting segments based upon the nature of the products and the markets that they serve. The five reportable segments of the Company are: Flooring, Performance Technology, Geosynthetic, Concrete, and Corporate.

The Company’s flooring product line includes non-woven carpet backing fabrics for the residential and commercial carpet markets. Non-woven carpet backing, which forms the base of the carpet, is predominantly an open-weave fabric that is laminated to the back of tufted broadloom carpet to ensure carpet integrity, dimensional stability and lamination strength. The Company sold its woven carpet backing business as more fully described in Note 19.

The Company’s performance technology line consists of specialized products used in a number of niche applications in the furniture and bedding, recreation, filtration and automotive markets. The Company’s products include fabrics used to manufacture furniture, mattresses, trampolines, pool covers and water and air filters.

The Company’s geosynthetics product line includes synthetic fabrics used by the construction and civil engineering markets for soil stabilization applications and includes geotextile and erosion control products.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The Company’s concrete line supplies concrete reinforcement fibers to the construction and civil engineering markets. Concrete reinforcement fibers are specified for residential, commercial, industrial and transportation projects because of their ease of use, cost-efficiency and high performance.

The Company’s corporate segment includes costs which cannot be directly attributable to the other segments. Corporate sales include resin and inventory scrap sales and expenses include corporate overhead expenses.

The chief decision maker of the Company evaluates business segment performance and allocates resources based upon net sales and adjusted EBITDA.

EBITDA is a non-GAAP financial measure commonly used by investors, financial analysts and ratings agencies. EBITDA is generally defined as net income (loss) before interest expense, income taxes, depreciation and amortization. However, we use the non-GAAP financial measure adjusted EBITDA, which, in our case, as based on definitions set forth in our credit facility agreements, and further excludes certain special charges. We have presented adjusted EBITDA because this financial measure, in combination with net sales is the most informative representation of how management evaluates performance.

Other companies may define adjusted EBITDA in a different manner or present varying financial measures. Accordingly, our presentation may not be comparable to other similarly titled measures of other companies. Our calculation of adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or EBITDA. We believe that adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP, such as operating income or loss or cash flow from operations.

Certain asset information required to be disclosed is not reflected below as it is not allocated by segment, nor utilized by management in the Company’s operations.

The following tables summarize segment information as of and for the years ended October 2, 2005, October 3, 2004 and September 28, 2003, respectively:

	Flooring	Performance Technology Group	Geosynthetic	Concrete	Corporate	Totals
For Fiscal Year 2005
Net sales	$51,624	$81,956	$89,587	$70,065	$2,672	$295,904
Adjusted EBITDA	$17,187	$19,878	$14,131	$3,001	$(24,566)	$29,631
Depreciation expense and amortization of software costs	$1,946	$4,297	$3,839	$1,137	$6,505	$17,724

For Fiscal Year 2004
Net sales	$42,556	$80,607	$73,437	$66,169	$5,181	$267,950
Adjusted EBITDA	$16,266	$15,157	$7,178	$4,093	$(26,806)	$15,888
Depreciation expense and amortization of software costs	$1,729	$5,302	$2,785	$1,067	$9,508	$20,391

For Fiscal Year 2003
Net sales	$24,408	$80,204	$67,274	$53,823	$321	$226,030
Adjusted EBITDA	$7,124	$13,086	$1,467	$1.366	$(23,623)	$(580)
Depreciation expense and amortization of software costs	$1,763	$4,915	$3,342	$1,157	$8,821	$19,998

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Reconciliation of Adjusted EBITDA to net income for the fiscal year ended 2005:

Net income	$4,539
Depreciation	12,771
Amortization	8,022
Income tax provision	600
Interest expense	1,684
Interest income	(64)
Other contractual adjustments
Litigation expenses	1,091
Management fees	1,500
Gain/Loss on fixed assets	699
Other	1,235
Income from discontinued operations, net of tax	(2,446)

Adjusted EBITDA	$29,631

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Reconciliation of Adjusted EBITDA to net income: for the fiscal year ended 2004:

Net loss	$(2,020)
Depreciation	12,114
Amortization	8,304
Income tax benefit	(9,525)
Interest expense	13,365
Interest income	(130)
Other contractual adjustments
Litigation expenses	1,652
Management fees	1,500
Other	2,836
Income from discontinued operations, net of tax	(12,208)

Adjusted EBITDA	$15,888

Reconciliation of Adjusted EBITDA to net income: for the fiscal year ended 2003:

Net loss	$(223,028)
Depreciation	12,344
Amortization	7,763
Income tax benefit	(16,186)
Interest expense	15,192
Interest income	(22)
Unrealized gain on interest rate swap	(3,049)
Other contractual adjustments
Litigation expenses	1,468
Management fees	1,500
Other	2,306
Income from discontinued operations, net of tax	(8,998)
Cumulative effect of change in accounting principle	210,130

Adjusted EBITDA	$(580)

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Business Geographical area for the fiscal year 2005:

	United States	United Kingdom	Asia	Total
Net sales	$274,411	$18,638	$2,855	$295,904
Property, plant and equipment	90,765	480	—	91,245

Business Geographical area for the fiscal year 2004:

	United States	United Kingdom	Asia	Total
Net sales	$248,247	$16,246	$3,457	$267,950
Property, plant and equipment	208,155	303	—	208,458

Business Geographical area for the fiscal year 2003:

	United States	United Kingdom	Asia	Total
Net sales	$211,246	$12,681	$2,103	$226,030
Property, plant and equipment	223,879	326	—	224,205

21.	Litigation

From time to time the Company and its subsidiaries are parties to litigation arising in the ordinary course of their business operations. Such litigation primarily involves claims for personal injury, property damage, breach of contract and claims involving employee relations and certain administrative proceedings. The Company does not believe that the ultimate resolution of the pending litigation listed below will have a material adverse

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

effect on the Company’s results of operations, financial position or cash flows. At October 2, 2005, reserves for the significant pending litigation described below have not been established as an estimate of possible loss or range of losses cannot be determined.

The following is a summary of the significant pending litigation:

Acosta and Alvarez Matters

Prior to March 23, 1999, approximately 158 plaintiffs had filed claims against Kaufman and Broad Home Corporation, a customer of the Company, including its subsidiaries and affiliates (“Kaufman and Broad”) in two separate Los Angeles County Superior Court cases (the “Alvarez and Acosta Matters”), each of which alleged defects in fiber reinforced concrete slabs. On or about March 23, 1999, the Company, Kaufman and Broad, and the plaintiffs entered into a settlement agreement which resulted in the settlement of all claims against Kaufman and Broad. Subsequently, the plaintiffs in the Alvarez and Acosta Matters filed an amended complaint which named the Company as a defendant. In the amended complaint and subsequent pleadings, the plaintiffs claimed causes of action based upon strict liability, fraud, negligence, intentional infliction of emotional distress, and breach of express warranty. In response to pleadings filed on behalf of the Company, the trial court dismissed all claims of the plaintiffs. The plaintiffs appealed the trial court’s decisions. The Court of Appeals ruled in favor of the Company on all issues except for the strict liability claim, stating that the trial court improperly granted the Company a summary judgment without a jury trial on the strict liability claim. On June 8, 2001, a petition for review for the Court of Appeal decision was filed on behalf of the Company with the California Supreme Court. On August 15, 2001, the California Supreme Court granted review of the matter, but deferred briefing. In May 2003 the California Supreme Court dismissed the appeal without an opinion and remanded the case to the California Court of Appeal. The case was subsequently remanded to the trial court where a trial will be held on a strict liability claim.

On February 25, 2004, the jury found in favor of the Company on all counts. A judgment in favor of the Company against the plaintiffs was entered for court costs in the amount of $122,795. The plaintiff’s have appealed the cost of the award, but have not appealed the underlying judgment in favor of the Company. On appeal, the Court of Appeal ruled the Company was entitled to recovery of costs. The Court of Appeal remanded the case to the trial court to make an itemized review of each cost item.

Based on the Company’s review to date of the allegations made in the Acosta and Alvarez Matters, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Hicks Matter

On October 1, 1998, three individuals filed a lawsuit against Kaufman and Broad in Los Angeles County Superior Court and requested that the court grant class action status to the lawsuit.

The plaintiffs alleged that Kaufman and Broad substituted Fibermesh for welded wire mesh in concrete foundation slabs, and that Fibermesh was defective as used. In response to the complaint, Kaufman and Broad denied the plaintiffs’ allegations and filed a

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

cross-complaint against the Company. The Company answered the Kaufman and Broad cross-complaint and denied generally and specifically the allegations that Kaufman and Broad had been injured or was entitled to any relief by any reason, act or omission by or on behalf of the Company. Thereafter, efforts of Kaufman and Broad and the Company were directed toward obtaining a dismissal of the class claims. In an order which was filed on December 13, 1999, the court denied class certification and dismissed the class claims. The effect of that ruling was to leave three plaintiffs in this litigation, which involves two homes.

On February 7, 2000, the plaintiffs filed an appeal to the order which denied class certification and dismissed the class claims. On June 6, 2001, the Court of Appeals issued an opinion in which it reversed the trial court’s denial of class certification on the breach of warranty claim and sustained the trial court on the strict liability and negligence claims. On July 19, 2001, Kaufman and Broad filed a petition for review with the California Supreme Court which has been denied. The case will now be remanded to the Superior Court for further proceedings.

Since the case has been remanded to the trial court, the plaintiffs filed a motion to amend the complaint and sought to expand the class to include all persons owning homes in California which have been constructed by Kaufman and Broad which have Fibermesh or any other fiber product in their foundations. The trial court granted that motion as to the plaintiffs’ who were named as parties in the case; however, the trial court did not grant a summary judgment as to the entire class. Subsequently, Kaufman and Broad filed a motion for de-certification of the class which had been certified by the trial court in its order on February 17, 2004. Thereafter, the trial court entered a stay of proceedings in the court pending a decision in the California Supreme Court on the plaintiffs’ appeal of the trial court’s decision which limited the plaintiffs’ claims to express warranty claims.

On April 12, 2005, the attorneys for the plaintiffs notified the California Supreme Court that a settlement has been reached in this matter and requested the Court postpone oral arguments on the pending appeal for at least 120 days while the settlement approval process is pending. The proposed settlement agreement does not include a release of any cross-claims by Kaufman & Broad against the Company. The Company has received no indication regarding Kaufman & Broad intention to pursue its cross-claim against the Company.

Based on the Company’s review to date of the allegations made in the Hicks Matter, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Western States Wholesale, Inc. Matter

On June 1, 2000, a lawsuit was filed in the United States District Court for the Central District of California in which the plaintiff, Western States Wholesale, Inc., a California corporation, alleged that the Company made and continues to make false and misleading statements regarding the nature of Fibermesh and its suitability as a substitute for welded wire mesh for crack control in hardened concrete. The lawsuit also alleged that the Company has violated provisions of the Lanham Act.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

The plaintiffs sought to have the case designated as class action on behalf of the class consisting of all entities and persons who are manufacturers of welded wire mesh used for secondary reinforcement (that is, crack control) in hardened concrete. On February 19, 2002, the trial court denied the plaintiff’s class action request.

The trial court entered an order which consolidated the Western States Wholesale, Inc. Matter and the Insteel Industries, Inc. Matter (see below). The Company has filed a motion for summary judgment which is pending. In August 2005, there was an agreement to settlement and dismiss the Western States claim, although the dismissal has not been entered yet. The Company will make no payment for settlement and dismissal. The Insteel claim remains pending.

Based on the Company’s review to date of the allegations made in the Western States Wholesale, Inc. Matter, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Insteel Industries, Inc. Matter

On August 13, 2001, plaintiff Insteel Industries, Inc., a manufacturer of welded wire mesh, filed a complaint in the United States District Court for the Central District of California, alleging violations of the Lanham Act (the “Insteel Industries, Inc. Matter”). The complaint claims the Company violated the Lanham Act by engaging in false and misleading advertising. The allegations and advertisements relied on in support of those allegations are virtually identical to those in the Western States Matters. The Insteel Industries, Inc. Matter was transferred to the judge assigned the Western States Matter. On September 14, 2001, the Company answered the complaint, denying the allegations and asserting various affirmative defenses.

The trial court has entered an order which consolidated the cases of Western States Wholesale Matter and Insteel Industries, Inc. Matter for all purposes.

Based on the Company’s review to date of the allegations made in the Insteel Industries, Inc. Matter, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Bailey Matter

The basic allegation is that the Company made statements about Fibermesh and the suitability of Fibermesh as a secondary reinforcement in concrete slabs which the plaintiffs assert amounts to unfair competition in violation of the California Business Professional Code.

Currently this case is pending before the same judge to whom the Hicks Matter is assigned. The court stayed proceedings in this case until a decision is made on class action certification issues in the Hicks Matter.

The plaintiffs are seeking class action designation. Proceedings in this case have been stayed; therefore, no discovery is being conducted at this time.

SI CORPORATION

A Wholly Owned Subsidiary of SIND Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands of dollars)

Based on the Company’s review to date of the allegations made in the Bailey Matter, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Young Homes of California Matter

In February 2002, owners of 8 homes filed a class action against Young Homes, the builder of their development, alleging breach of express and implied warranties. The class action lawsuit seeks compensatory damages associated with the repair and/or replacement of the slab-on-grade foundations and garage slabs of the plaintiffs’ and class members’ homes.

Young Homes denied that it was liable to the plaintiffs and filed cross-complaints against several subcontractors. In March 2003, Young Homes added the Company as a cross-defendant.

In March 2003, plaintiffs’ motion for class certification was granted. On March 25, 2005, the court decertified the class action. The court permitted the plaintiffs to file a first amended complaint on behalf of over 300 individual homeowners alleging claims for strict liability, negligence, and fraud against Young Homes. The Court has ordered the attorneys for the plaintiffs to finalize the list of plaintiffs who they represent by July 15, 2005, and to file dismissals for those who drop out. As of October 2005, the attorneys for the plaintiffs advised that they had signatures for up to 293 homeowners.

Based on the Company’s review to date of the allegations made in the Young Homes of California Matter, the Company does not believe that the ultimate resolutions of these actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

22.	Subsequent Event

On January 31, 2006, Propex Fabrics Inc. consummated the acquisition for SI Geosynthetics Corporation and SI Concrete Corporation, which are the two legal entities that hold all of the assets and liabilities related to the continuing operations of the Company, by acquiring the outstanding shares of the companies in exchange for $235,000, subject to certain adjustments related to working capital, transactional expenses, and net indebtedness.